EXHIBIT 10.26


                JOSTENS, INC. MANAGEMENT SHAREHOLDER BONUS PLAN



     This Management Shareholder Bonus Plan is established by Jostens, Inc., a Minnesota corporation (the "Company"), as of May 10, 2000. This plan is designed to motivate certain members of the management of the Company (each, an "Executive") by providing incentives for the achievement of Company performance targets.

     At the end of each of the three fiscal years beginning with the fiscal year ending December 31, 2000, each Executive will be entitled to an annual performance-based cash bonus equal to such Executive's Standard Bonus (set forth in Exhibit 1 hereto) multiplied by the Applicable Corporate Performance Percentage (set forth below).

     The Applicable Corporate Performance Percentage shall be determined by the Percent of Target EBITDA Achieved per the following:

                   Percent of Target           Applicable Corporate
                    EBITDA Achieved           Performance Percentage
         ------------------------------------------------------------
         Less than 85%                                   0%
         ------------------------------------------------------------
         85% or above, but below 90%                    25%
         ------------------------------------------------------------
         90% or above, but below 95%                    50%
         ------------------------------------------------------------
         95% or above, but below 100%                   75%
         ------------------------------------------------------------
         100% or above, but below 105%                 100%
         ------------------------------------------------------------
         105% or above, but below 110%                 125%
         ------------------------------------------------------------
         110% or above, but below 115%                 150%
         ------------------------------------------------------------
         115% or above, but below 120%                 175%
         ------------------------------------------------------------
         120% or above                                 200%
         ------------------------------------------------------------


EBITDA defined in Schedule A attached.
EBITDA Targets per Schedule B attached.

                                  SCHEDULE A
                                  ----------

     Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for a particular period is defined as consolidated net income (loss) of the Company and its subsidiaries as shown on the consolidated statement of income
(loss) for such period prepared in accordance with U.S. GAAP consistently applied plus (minus) the following amounts, to the extent such amounts are
        ----
otherwise taken into account in determining such consolidated net income (loss) (prior to adjustment):

     1. Any provision (benefit) for taxes, including franchise taxes, deducted (added) in calculating such consolidated net income (loss);

     2. Any interest expense (net of interest income), deducted in calculating such consolidated net income (loss);

     3. Amortization expenses deducted in calculating such consolidated net income (loss);

     4. Depreciation expense deducted in calculating such consolidated net income (loss);

     5. Management fees paid to Investcorp to the extent recorded as an expense in calculating such consolidated net income (loss);

     6. Any unusual losses (gains) deducted (added) in calculating such consolidated net income (loss). This adjustment is intended to exclude, in the calculation of EBITDA, the effects, if any, of any transactions outside of the Company's ordinary course of business as and to the extent determined to be appropriate in good faith by the Board

     The Board reserves the right to make other adjustments to EBITDA or the EBITDA targets as the Board determines in good faith are appropriate to take into account the effect of material transactions or events during the period, including without limitation acquisitions, divestitures, equity issuances and significant changes to capital expenditure plans.

     In determining whether and to what extent EBITDA targets have been met for a period, the aggregate amount of compensation payable to employees as a result of meeting such targets will be deducted from EBITDA to the extent not otherwise included in the calculation of consolidated net income (loss) for such period.

                                  SCHEDULE B
                                  ----------

                                 EBITDA Targets


                                                EBITDA Target
                                                -------------
           Year Ending December 31,         (In Millions of Dollars)
           ------------------------

                    2000                     $150.85

                    2001                     *

                    2002                     *

* to be determined by the Board of Directors in accordance with the Company's annual budget

                                   EXHIBIT A
                                   ---------


Executive                     Standard Bonus
---------                     -------------

Robert Buhrmaster             60% of base salary

William Priesmeyer            **

Michael Bailey                **

Carl Blowers                  **

Gregory Lea                   **



** To be determined by the Board of Directors of the Company based upon the recommendation of the Chief Executive Officer of the Company and subject to approval by Investcorp Bank, E.C. and its affiliates